UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

STRATEGIC INTERNET INVESTMENTS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT, 59903
(Address of principal executive offices)

Registrant’s telephone number, including area code: 406-552-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into A Material Definitive Agreements

KALISPELL, MT, - October 8, 2015 - Strategic Internet Investments, Incorporated (OTCBB – SIII) (hereinafter “SIII” or the “Company”)  is pleased to announce it has entered into a Conditional Sale and Purchase Agreement (the “Agreement”) for the purchase of the Skytower Hotel Atayol, with Atayol Otelcilik Isletmecilik Turizm Insaat vd Ticaret A.S., (hereinafter “Atayol”), Najibi Investment Incorporation (hereinafter “Najibi”), G7 Entertainment Incorporated, (hereinafter “G7”), Royaltun General Trading LLC., (hereinafter “Royaltun”), and Soha Investment Inc., (hereinafter “Soha) (jointly hereinafter the “Seller’s”)

Within the Agreement, Atayol declares that it is the 100% owner of certain Real Estate located in Akcakoca Turkey known as the Skytower Hotel Atayol (the “Property”), and has entered into a Joint Venture Agreement (the “JV Agreement”) dated July 22, 2015 among the parties making up the Seller.  The JV Agreement provides that shareholders of Najibi, G7, Royaltun and Soha are to provide financial assistance to Atayol in exchange for Atayol transferring 100% of the Property into a newly formed Special Purpose Vehicle (the “SPV’) that the Sellers will control by own common shares ownership.

The Agreement contemplates that SIII will purchase up to 100% of the Property, either directly or through a staged purchase of the SPV at the “Purchase Price”, which is defined within the Agreement to be the lower of the net appraised value of the Property as determined by a mutually acceptable, fully independent, professional valuator experienced in hotel real estate valuation appraisal within the jurisdiction of the Property location or alternatively, Atayol’s estimated value of USD $50,000,000 minus deduction of all associated Property debt.

Under the agreement the parties have agreed that SIII will, upon completion of due diligence and the contemplated property valuation referred to above, finance the Purchase Price through the issuance, of Convertible Debenture Securities of SIII with deemed value equal to the Purchase Price.  Each Convertible Debenture to have a deemed value of USD $100,000.00 and is convertible into common share of the Issuer at USD $1.00 per share. The convertible debentures will be issued into the name of the SPV and delivered to a mutually acceptable Escrow Agent which agent will administer the convertible debenture under the terms of the convertible debenture and an escrow agreement to be implemented among the parties.

It is the intent of certain parties within the Seller’s group to market the convertible debentures to their business contacts and associates whom are sophisticated and accredited investors, within the Middle East and Turkey and when, and if, the debentures are purchased by these third parties, the debenture will be converted into shares and the proceeds distributed amongst the shareholders of the SPV and the pro rata share of the Property or the SPV will be transferred to SIII.

The closing of the Agreement is subject to the acceptable completion of due diligence by SIII.

This is a non-arm’s length transaction on the basis that Mr. Abbas Salih is an insider of SIII as well as some members of the Sellers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Internet Investments, Incorporated
(Registrant)
Date: October 8, 2015
	By:	/s/ Fred Schultz
Fred Schultz, Director